SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2003

LIFEPOINT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12362	33-0539168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1205 South Dupont Street

Ontario, California 91761

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (909) 418-3000

This Current Report on Form 8-K is filed by LifePoint, Inc., a Delaware corporation (the "Company"), in connection with the matters described herein.

Item 5. Other Events.

On July 14, 2003, the Company closed a $2.1 million private placement of Series D Convertible Preferred Stock ("Series D Preferred Stock") and warrants to purchase Common Stock ("Warrants"). The investors in the private placement have also agreed to purchase an additional $6.2 million of Series D Preferred Stock and Warrants at a second closing. The second closing is subject to the satisfaction of the following closing conditions: (i) the Company's receipt of stockholder approval of the private placement under AMEX rules and of an amendment to the Company's Restated Certificate of Incorporation increasing the authorized Common Stock of the Company ( the "Stockholder Approvals"), (ii) the Company negotiating certain compromise agreements with holders representing at least 75% of its outstanding trade payables, and (iii) other customary closing conditions. In addition, if the second closing is consummated, the holders of the Company's secured indebtedness have agreed to convert their secured indebtedness into approximately $3.6 million of Series D Preferred Stock and Warrants at the second closing.

If the second closing does not occur, the Company will be obligated to repurchase from each holder of the Series D Preferred Stock, at a per share price equal to the original purchase price paid for each share of Series D Preferred Stock, together with accrued and unpaid dividends through such date, all of the shares of Series D Preferred Stock (together with the Warrants) sold in the private placement.

  As a condition to the first closing of the private placement, the holders of the Company's secured indebtedness agreed to, in the event that a Redemption Event occurs (as defined in the Series D Preferred Stock Certificate of Designations), (i) assign up to $2 million of such secured indebtedness to the purchasers of the Series D Preferred Stock in exchange for up to $2 million of such purchasers' Series D Preferred Stock, and (ii) subordinate any remaining secured indebtedness held by them in right of payment to the secured indebtedness assigned to the purchasers of the Series D Preferred Stock.

  The Series D Preferred Stock has an aggregate stated value of $1,000 per share and is entitled to a quarterly dividend at a rate of 6% per annum, payable in stock or cash at the Company's option. The Series D Preferred Stock is entitled to a liquidation preference over the Company's Common Stock and Series C Preferred Stock upon a liquidation, dissolution, or winding up of the Company. The Series D Preferred Stock is convertible at the option of the holder into Common Stock at a conversion price of $0.30 per share, subject to certain anti-dilution adjustments (including full-ratchet adjustment upon any issuance of equity securities at a price less than the conversion price of the Series D Preferred Stock, subject to certain exceptions). Following the second anniversary of the closing, the Company has the right to force conversion of all of the shares of Series D Preferred Stock provided that a registration statement covering the underlying shares of Common Stock is in effect and the 20-day volume weighted average price of the Company's Common Stock is at least 200% of the conversion price and certain other conditions are met.

  The Company is required to redeem any shares of Series D Preferred Stock that remain outstanding on the third anniversary of the closing, at its option, in either (i) cash equal to the face amount of the Series D Preferred Stock plus the amount of accrued dividends, or (ii) subject to certain conditions being met, shares of Common Stock equal to the lesser of the then applicable conversion price or 90% of the 90-day volume weighted average price of the Common Stock ending on the date prior to such third anniversary.

  Upon any change of control, the holders of the Series D Preferred Stock may require the Company to redeem their shares for cash at a redemption price equal to the greater of (i) the fair market value of such Series D Preferred Stock and (ii) the liquidation preference for the Series D Preferred Stock. For a three-year period following the closing, each holder of Series D Preferred Stock has a right to purchase its pro rata portion of any securities the Company may offer in a privately negotiated transaction, subject to certain exceptions.

  Each share of Series D Preferred Stock is generally entitled to vote together with the Common Stock on an as-converted basis. In addition, the Company has agreed to allow one of the investors in the Series D Preferred Stock private placement to appoint a representative to the Company's Board of Directors, and one of the investors is entitled to appoint a representative to attend the Company's Board of Directors meetings in a non-voting observer capacity.

  The purchasers of the Series D Preferred Stock in the initial closing of the private placement also received for no additional consideration Warrants exercisable for an aggregate of 14,119,008 shares of Common Stock at an initial exercise price of $0.50 per share, subject to certain anti-dilution adjustments. If the Warrants are exercised within 12 months of the closing, however, the exercise price will be $0.30 per share, subject to certain anti-dilution adjustments. The Warrants expire on July 13, 2008. If the second closing of the private placement occurs, Warrants to purchase an additional 41,543,759 shares of Common Stock will be issued.

  The Company is obligated to file a registration statement covering the underlying shares of Common Stock issuable upon conversion of the Series D Preferred Stock and exercise of the Warrants. The Company must file the registration statement (i) within 30 days following the first closing if its Consent Statement with respect to the Stockholder Approvals to be filed with the United States Securities and Exchange Commission (the "Commission") is not subject to review by the Commission, or (ii) within 60 days following the first closing if such Consent Statement is subject to review by the Commission (the "Filing Date"). If the registration statement is not filed with the Commission prior to the Filing Date or declared effective by the Commission within 90 days from the Filing Date, then the Company will be obligated to pay a penalty to each holder of registrable securities in an amount equal to the aggregate purchase price of the Series D Preferred Stock and Warrants purchased by such holder, multiplied by (A) one one-hundredth (.01) for the first 30 day period following such date or (B) one and one half hundredth (.015) thereafter.

  As a condition to the first closing of the private placement, the holders of the Company's Series C Convertible Preferred Stock (the "Series C Preferred Stock") consented to the issuance of the Series D Preferred Stock and Warrants and agreed to the following modifications of their rights: (i) the conversion price of the Series C Preferred Stock was permanently set at $3.00 per share, and all reset and price-based anti-dilution provisions were eliminated; (ii) each holder of Series C Preferred Stock was offered the opportunity to purchase Series D Preferred Stock, and for each $1 of Series D Preferred Stock so purchased, $2 of Series C Preferred Stock retained a one-time conversion price reset to $0.30 per share, and the same portion of warrants held by any such holders received a reset on the exercise price of warrants held by such holder to $0.50 per share, with the number of shares issuable upon exercise of the warrants remaining the same; (iii) the Series C Preferred Stock would convert into Common Stock at maturity, unless earlier converted; (iv) all future dividends on the Series C Preferred Stock would be accrued and paid at conversion; and (v) the Series C Preferred Stock would become junior to the shares of Series D Preferred Stock upon liquidation.

  The securities purchase agreement is attached as Exhibit 10.1; the certificate of designation for the convertible preferred stock is attached as Exhibit 3.1; the form of common stock purchase warrant is attached as Exhibit 10.2; the registration rights agreement related to the preferred stock and warrants is attached as Exhibit 10.3; amendment No. 1 to note and warrant purchase agreement is attached as Exhibit 10.4; amendment No. 1 to convertible loan and security agreement is attached as Exhibit 10.5; the call option and subordination agreement is attached as exhibit 10.6; and the amendment agreements between the Company and the requisite holders of its Series C Preferred Stock are attached as exhibits 10.7 and 10.8. The foregoing summary is qualified by reference to these documents, which are incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No. Description

3.1 Certificate of Designations of Series D Convertible Preferred Stock.

10.1 Securities Purchase Agreement dated July 11, 2003 by and among the Company and the purchasers who are signatories thereto.

10.2 Form of Common Stock Purchase Warrant dated July 11, 2003 issued by the Company.

10.3 Registration Rights Agreement dated July 11, 2003 by and among the Company and the purchasers who are signatories thereto.

10.4 Amendment No. 1 to Note and Warrant Purchase Agreement dated July 11, 2003 by and between the Company and Jonathan Pallin.

10.5 Amendment No. 1 to Convertible Loan and Security Agreement dated July 11, 2003 by and between the Company and the General Conference Corporation of Seventh-Day Adventists.

10.6 Call Option and Subordination Agreement dated July 11, 2003 by and among the Company, the General Conference Corporation of Seventh-Day Adventists, Jonathan Pallin and the purchasers of preferred stock who are signatories thereto.

10.7 Amendment Agreement dated May 30, 2003 by and among the Company and the requisite holders of Series C Preferred Stock of the Company.

10.8 Amendment Agreement dated June 27, 2003 by and among the Company and the requisite holders of Series C Preferred Stock of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2003

LIFEPOINT, INC.

By: /s/ LINDA H. MASTERSON
Linda H. Masterson
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No. Description

3.1 Certificate of Designations of Series D Convertible Preferred Stock.

10.1 Securities Purchase Agreement dated July 11, 2003 by and among the Company and the purchasers who are signatories thereto.

10.2 Form of Common Stock Purchase Warrant dated July 11, 2003 issued by the Company.

10.3 Registration Rights Agreement dated July 11, 2003 by and among the Company and the purchasers who are signatories thereto.

10.4 Amendment No. 1 to Note and Warrant Purchase Agreement dated July 11, 2003 by and between the Company and Jonathan Pallin.

10.5 Amendment No. 1 to Convertible Loan and Security Agreement dated July 11, 2003 by and between the Company and the General Conference Corporation of Seventh-Day Adventists.

10.6 Call Option and Subordination Agreement dated July 11, 2003 by and among the Company, the General Conference Corporation of Seventh-Day Adventists, Jonathan Pallin and the purchasers of preferred stock who are signatories thereto.

10.7 Amendment Agreement dated May 30, 2003 by and among the Company and the requisite holders of Series C Preferred Stock of the Company.

10.8 Amendment Agreement dated June 27, 2003 by and among the Company and the requisite holders of Series C Preferred Stock of the Company.